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                                   EXHIBIT C



                            SECTION 321(b) CONSENT


      Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                      WILMINGTON TRUST COMPANY


Dated: December 10, 1998              By:/s/ Christopher L. Kaiser
                                         --------------------------
                                      Name: Christopher L. Kaiser
                                      Title: Vice President